Exhibit 5.1

[Simpson Thacher & Bartlett LLP Letterhead]

May 24, 2007

ARAMARK Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, Pennsylvania 19107

Ladies and Gentlemen:

We have acted as counsel to ARAMARK Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of $4,000,000 of deferred compensation obligations of the Company (the “Deferral Obligations”) pursuant to the ARAMARK 2005 Deferred Compensation Plan (the “Plan”).

We have examined copies of the Plan, the Registration Statement (including the exhibits thereto) and the related prospectus. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that all newly issued Deferral Obligations have been duly authorized.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP